EXHIBIT 10.39

EXPLORATION AGREEMENT

EXPLORATION AGREEMENT (the "Agreement") dated as of December 31, 2008, ("Effective Date") among CALAIS RESOURCES COLORADO, INC., a Canadian corporation, having its principal place of business at 4415 Caribou Road, Nederland, Colorado 80466 ("CALAIS") and DRDMJ, LLC, a Colorado LLC, having its principal place of business at 8839 W. Crestline Dr., Littleton, Colorado 80123("DRDMJ").

1.  Property The property subject to this Agreement includes those certain patented, unpatented mining claims and fee lands owned by CALAIS all more particularly described in Exhibit A hereto, hereafter collectively referred to as the "Property".

2.  Representations;

(a)  DRDMJ represents to CALAIS that (i) the representing Limited Liability Company is duly formed and in good standing in its state of formation; (ii) the representing corporation is qualified to do business and is in good standing in the State of Colorado; (iii) all actions required to authorize the representing Limited Liability Company to enter into and perform this Agreement have been properly taken; (iv) the representing Limited Liability Company is not and will not be after the giving of notice and passage of time, in breach or violation of any other agreement or obligation by entering into or performing this Agreement or any transaction contemplated by it; (v) this Agreement has been duly executed and delivered by the representing Limited Liability Company; and, (vi) this Agreement is valid and binding upon the representing Limited Liability Company in accordance with its terms.

(b)  CALAIS represents that it is in exclusive possession of and owns a 100% undivided interest in and to the Property, subject only to the paramount title of the United States in that portion of the Property comprised of unpatented mining claims, also subject to a first mortgage with Gordon Snyder Group in the amount of $4,500,000 and a second mortgage with the Duffy Group in the amount of $807,650.11.

(c)  CALAIS represents that to the best of its knowledge and as of the Effective Date of this Agreement the unpatented claims included in the Property have been properly located and monumented; location and any required validation work have been properly performed; location notices and certificates have been properly recorded or filed; all filings required to maintain the unpatented mining claims in good standing, including evidence of location and assessment work, or the equivalent thereof, under the Federal Land Policy and Management Act of 1976, 43 U.S.C. Section 1744, and other applicable state, federal and local law, have been properly made; all assessment work required to hold the unpatented mining claims has been properly performed (or deferred or excused) through the assessment year ending September 1, 1992; and all required affidavits of assessment work have been properly and timely filed.

(d)    CALAIS represents that the Property is free and clear of all mortgages, liens, charges, pledges, security interests and encumbrances, including any lease, right or license, except taxes not yet due and payable other than the 2 mortgages set forth above in(b).

(e)  CALAIS makes no representation or warranty whatsoever, express or implied, as to the existence of any discovery on any of the unpatented claims constituting the Property.

(f)  CALAIS represents that as of the date of its execution of this Agreement, CALAIS has no knowledge of any toxic or hazardous substances on, in or under the Property; (ii) CALAIS has no notice or knowledge of any release or discharge of any toxic or hazardous substance from the Property at any time or times; and (iii) CALAIS has no notice or knowledge of any investigation or proceeding by any federal, state or local government or agency thereof that might lead to the listing some or all of the Property under the Comprehensive Environmental Response and Liability Act of 1980, as amended, or any state or local law or regulation dealing with the control of toxic or hazardous substances, materials or wastes. CALAIS agrees to defend, indemnify, and hold DRDMJ and its Affiliates harmless from all cost, liability, loss, damage, claim, expense or contribution, including reasonable attorneys' fees, arising out of or related to any breach of the representations contained in this Section 2, all of which shall survive termination of this Agreement.

3.   Liens; Title.

(a)  CALAIS shall not during the term of this Agreement create, suffer or allow any liens or encumbrances on the Property without the consent of DRDMJ or unless expressly subordinated to DRDMJ rights hereunder. Except for liens or encumbrances consented to or subordinated to DRDMJ’s interests as expressly provided above, DRDMJ, at its option, may discharge any lien or encumbrance on the Property or any interest therein, acquire all the rights of the holder thereof, and credit DRDMJ's reasonable costs and expenses of doing so, including reasonable attorney's fees, against expenditures.

(b)  Upon execution hereof, CALAIS shall provide DRDMJ with copies of all data and information in CALAIS's or its Affiliates' possession related to title to the Property and copies of all unrecorded documents related thereto in CALAIS's or its Affiliates' possession.

(c)  Neither DRDMJ's execution of this Agreement, nor DRDMJ's failure to disapprove CALAIS's title, shall constitute an admission of or estoppel as to the validity of CALAIS's title to all or any part of the Property.

4.     DRDMJ's Interest.

DRDMJ, for considerations, both monetary and in-kind shall have a Sixty percent (60.0%) net profits interest before payout and a Forty percent (40.0%) net profits interest after payout.  For the purposes of this Agreement "net profits interest" is the income remaining after payment of all usual and reasonable operations expenses,  "Payout" for the purposes of this Agreement shall be the point in time at which time all consideration provided by DRDMJ has been reimbursed.  This interest serves as a lien upon the Property subject only to those mortgages set forth in 2. (b) and 3., above.

5.   CALAIS Right to Possession and Use; Conditions of Use.

During the term of this Agreement and subject to the terms and conditions of this Agreement, CALAIS shall have the sole and exclusive possession,

occupancy and the quiet enjoyment of the Property and the exclusive rights to carry out such geological, geochemical, and geophysical tests and investigations as are useful or necessary to determine whether CALAIS desires to develop a commercial mining operation on the Property under the terms and conditions of this Agreement, including but not limited to the rights to:

(i)    enter, occupy, use, explore and evaluate the Property and to extract, remove, store and dispose of in connection with such exploration and evaluation such quantity of ores, minerals, water and waste as is reasonably useful or necessary by means of underground or surface mining and sampling techniques and workings including but not limited to drilling and bulk sampling by CALAIS;

(ii)   use any part of the Property for stockpiles and waste dumps of rock or ore in connection with exploration, evaluation, and development of the Property and other property jointly explored, evaluated or developed; and

(iii)   erect, construct, use and maintain on the Property such roads, impoundments, pipelines, wells, power lines, facilities, buildings, structures, machinery and equipment as CALAIS may require for the conduct of its operations on the Property or other property jointly explored, evaluated or developed.

(iv)   CALAIS will use good faith efforts to conduct all of its operations on the Property in a sound and minerlike manner and will comply fully with the provisions of the Workmen's Compensation Laws of the State of Nevada and will carry and maintain adequate and reasonable liability insurance for operations such as those contemplated by CALAIS under this Agreement.

(v)   CALAIS shall during normal business hours and on reasonable notice make available to DRDMJ at such place or places and as they are normally maintained by CALAIS, all factual (but not interpretive) maps, samples, assays, drill logs, analytical reports, metallurgical reports or studies and other information and data accumulated hereunder, and all records, accounts, and documents in the possession of CALAIS or its Affiliates and their agents which pertain to the Property and the Agreement.

(vi)   CALAIS agrees to defend, indemnify and hold DRDMJ harmless from and against any cost, liability, loss, damage, claim, expense or contribution (including reasonable attorney's fees) including death, personal injury, or damage to property arising out of or related to CALAIS negligence or willful misconduct or violations of law on or in connection with CALAIS activities on the Property including, but not limited to any violation by CALAIS of applicable provisions of federal or state law intended to protect the environment.

(vii) DRDMJ and its authorized agents who are experienced in mining operations, shall at DRDMJ's sole risk and expense have the right to inspect the Property for the purpose of confirming that CALAIS is conducting its operations in the manner required by this Agreement. All such inspections shall be made upon reasonable prior notice to CALAIS, in a reasonable manner conforming to CALAIS's safety rules and regulations, and so as not to interfere with CALAIS's operations. DRDMJ agrees to defend, indemnify, and hold CALAIS harmless from all cost, liability, loss, damage, claim, expense or contribution (including attorneys fees) including death, personal injury, or damage to property arising out of or related to the acts of omissions of DRDMJ, its employees, contractors, agents and representatives on the Property. The indemnities in subsection (vi) and this subsection (vii) shall survive termination of this Agreement.

6.    Maintenance; Modification of Form of Property.

(a)  CALAIS shall make all payments and perform all acts or other obligations reasonably necessary as provided in Sections 6(b) and 6(c), to maintain in good standing, and to preserve and protect title to the Property, including but not limited to the payment of all property, sales, use, gross receipts, severance, ad valorem, occupation and privilege taxes, net annual proceeds taxes and any other taxes on minerals, mining or the proceeds from mining whether now or later enacted required to be paid, unless contested in good faith.

(b)  CALAIS shall (i) pay to the United States of America during the term of this Agreement (and promptly provide evidence thereof to DRDMJ such rentals and other fees and (ii) use good faith efforts to perform such additional acts and obligations as are or may be required to maintain each unpatented mining claim then constituting part of the Property in good standing through August 31st of such year in compliance with all applicable federal and state law including but not limited to the United States Interior and Related Agencies Appropriations Act of 1993 and the Omnibus Budget Reconciliation Act of 1993. With respect to assessment work or such other acts or obligations performed by CALAIS, CALAIS shall prepare and file such affidavits, other documents or evidence thereof as are required by state and federal law to maintain such unpatented mining claims and mill sites in good standing.

(c)  If the Mining Law of 1872 should be amended or repealed during the term of this Agreement, CALAIS shall use its best efforts to protect the rights or interests of the parties in any unpatented mining claim or mill site then constituting part of the Property and to acquire from the United States of America and maintain in effect rights to explore, develop and mine and otherwise use the ground covered by each such claim and site under such other forms of mineral tenure as may exist under any federal law hereafter enacted. Any such rights, interests, and other forms or mineral tenure obtained with respect to the ground covered by any such claim or site shall be part of the Property for all purposes of this Agreement.

(d)  (i)  During the term of this Agreement, CALAIS may, (1) locate, amend or relocate any unpatented mining claims or mill sites then constituting the Property, (2) abandon any unpatented mining claims(s) for the purpose of locating mill sites and (4) abandon any unpatented mill sites for the purpose of locating mining claims. All rights so acquired by CALAIS shall be part of the Property for all purposes of this Agreement.

(ii)  During the term of this Agreement, CALAIS shall have the right to (1) exchange with or transfer to the United States of America all or any part of any unpatented mining claim or mill site constituting part of the Property for the purpose of acquiring rights to the ground and/or minerals (in the case of mining claims) covered thereby, and (2) convert all or any part of the Property into one or more leases or other forms of mineral tenure pursuant to any federal law hereafter enacted. Any such ground, lease or other form of tenure shall be part of the Property for all purposes of this Agreement.

7.   Reports By CALAIS.

CALAIS shall from time to time, but not less frequently than quarterly, give DRDMJ a written report of its activities under this Agreement.  CALAIS and DRDMJ will meet not less frequently than annually to review and discuss the results of the exploration to date. Upon the prior request of DRDMJ, CALAIS shall provide DRDMJ with copies of geologic data (but not including interpretations thereof) at least ten days prior to any meeting. The amount of Expenditures reported in each such report shall conclusively be deemed to be correct unless DRDMJ provides written notice to CALAIS of its objection and the detailed grounds on which it is based within 60 days after DRDMJ's receipt of each such report. DRDMJ shall have reasonable access at all times to the books, accounts and records of CALAIS to verify and audit the type and amounts of Expenditures made by CALAIS to qualify under this Agreement. Any such audit shall be requested within 60 days following delivery of the annual report to DRDMJ and DRDMJ shall be limited to one such audit per calendar year.

8.  Notices.

All notices and other communications to either party shall be in writing and delivered personally or sent by prepaid mail, telecopier or other means providing for receipt of the communication in written form. All notices of default or arbitration and demands for performance or assurance, may be delivered personally or, if mailed, shall be sent by certified or registered mail, return receipt requested. Notices sent by ordinary mail shall be effective five days after the date of mailing. Notices sent by certified or registered mail shall be effective on the next business day after the date of actual delivery. Notices sent by telecopier shall be effective on the next business day after the day of transmission. Until a change of address is so given, notices shall be addressed to CALAIS and DRDMJ, respectively.

CALAIS:

CALAIS RESOURCES COLORADO, INC.
P. 0. Box 653
4415 Caribou Road
Nederland, Colorado 80466-0653
Telephone: (303) 258-3806
Fax: (303) 258-0402

DRDMJ:

DRDMJ LLC.
8839 Crestline Drive
 Littleton, Colorado 80123
Telephone: (303) xxx-xxxx
Fax: (303) xxx-xxxx

9.  Assignment; Right of First Refusal.

(a) Subject to the conditions of this Section 11, either party may assign all (but not less than all) of its interest in this Agreement or the Property (i) to an Affiliate or (ii) to a person or entity that is not an Affiliate after obtaining the prior written consent of the other; provided in all cases, however, that the proposed assignee shall first agree in writing for the benefit of the non-assigning party to be bound by the terms and condition of this Agreement.

(b) If either party intends to assign its interest in this Agreement or the Property to other than an Affiliate, the non-assigning party shall have the right of first refusal. The party proposing to assign its interest shall provide the non-assigning party written notice of the pertinent terms and conditions of the offer of the third party and the proposed assignment including all documents containing the offer. The non-assigning party shall have thirty days from the date such notice is delivered to notify the assigning party whether it elects to acquire the offered interest at the same price and on the same terms and conditions as set forth in the notice. In the event any consideration to be paid pursuant to a third party offer is not in US dollars, the non-assigning party shall have the right to substitute for such consideration the fair market value thereof in US dollars as agreed upon by the parties or as determined by arbitration pursuant to Section 20. In the event the non-assigning party does not exercise its right of first refusal, the assigning party shall have 60 days to complete the assignment on the terms and conditions contained in the notice to the non-assigning party after which 60 days the right of first refusal of the non-assigning party shall once again apply.

10. No Environmental and Reclamation Liability.

Notwithstanding any other provision of this Agreement, DRDMJ shall have no liability or obligation of any kind to CALAIS or to any third party for the reclamation or remediation of any environmental or other condition on or relating to the Property arising from any exploration, mining activities or other activity or use of the Property prior to the Effective Date. CALAIS agrees to defend, indemnify, and hold DRDMJ, its Affiliates and their directors, officers, employees, and representatives harmless from any cost, liability, loss, damage, claim, expense or contribution, including attorneys fees, arising from or related to any such condition or the reclamation or remediation thereof arising from or relating to activities conducted prior to the Effective Date of this Agreement.

11.  Confidentiality of Information;

DRDMJ shall treat all data, reports, records and other information relating to this Agreement and the Property confidential.

12.  Short Form; Recordation.

The parties agree to execute and to record a short form of this Agreement in order to provide notice of it to third parties.

13. Arbitration.

Any disagreement or dispute arising out of this Agreement, its existence, interpretation, performance or enforcement not resolved by the disputing parties within fifty days from the date on which any party notifies one or more of the others of any such disagreement or dispute shall be decided finally by arbitration before three arbitrators in Denver, Colorado under the Commercial Arbitration Rules of the American Arbitration Association. Such notice shall appoint one arbitrator. Within ten days of the receipt of such notice, the other party shall appoint a second arbitrator and the two arbitrators so named shall within ten days of the appointment of the second appoint the third. If the two arbitrators appointed cannot agree upon the third arbitrator within such ten days, either party may apply to the Chief Judge of the United States District Court of the District including Denver to designate the third arbitrator. Each arbitrator shall be an individual qualified by skill and experience in the subject matter under dispute. No discovery shall be available. Each party shall bear its own costs in the arbitration. Each arbitrating party shall bear the costs of the arbitrator appointed by such party and the costs of the third arbitrator shall be borne equally by all of the arbitrating parties. The arbitrators shall enter their award within 45 days following the appointment of the third, arbitrator. The award shall be binding on each of the arbitrating parties and its Affiliates and may be enforced in any court having jurisdiction over the person or property of any person against whom enforcement of the award is sought.

14.  Governing Law.

The existence, interpretation, performance, discharge, excuse, waiver, breach and termination of this Agreement shall be governed by the domestic law of the State of Colorado.

15. Additional and After-Acquired Rights.

If CALIAS acquires and right or interest in the Property or within the outer boundaries of the Property while this Agreement is in effect, (i) CALAIS shall promptly notify DRDMJ, (ii) such right or interest shall automatically become part of the Property for purposes of the Agreement, and (iii) CALAIS shall sign, acknowledge and deliver to DRDMJ an amendment to this Agreement and any memorandum of this Agreement so as to include such right or interest as part of the Property

16.  Entire Agreement.

(a)  This Agreement contains the entire agreement and understanding between the parties related to its subject matter and supersedes any prior and contemporaneous agreements, commitments, representations, writings and discussions relating thereto, whether written or oral, express or implied, all of which are hereby terminated in their entirety as of the date of this Agreement.  The parties have endeavored to express in this Agreement all consideration, warranties, representations, and covenants that they intend and is not intended to create any partnership between the parties.

(b)  The parties agree that they will execute such further agreements, conveyances and assurances as may be required or which counsel for the parties may deem necessary to carry out the intent of this Agreement.

(c)  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

CALAIS RESOURCES COLORADO, INC.	DRDMJ, LLC

By: Thomas Hendricks, President	By

/s/ Thomas S. Hendricks	/s/ R.D. Russell
Print Name:	Print Name:
Thomas S. Hendricks	R. David Russell

Title:	Title:
President

EXHIBIT A - LEGAL DESCRIPTION

PARCEL A:

AMERICAN FLAG LODE, U.S. Mineral Survey No. 12790,
ARIZONA LODE (EAST 500 FEET), U.S. Mineral Survey No. 54,

ARLET NO. 1 LODE, U.S. Mineral Survey No. 16705,
ARLET NO. 2 LODE, U.S. Mineral Survey No. 16705,
ARLET NO. 3 LODE, U.S. Mineral Survey No. 16705,
ARLET NO. 4 LODE, U.S. Mineral Survey No. 16705,

BARABLAS LODE, U.S. Mineral Survey No. 15588,
BELCHERLODE, U.S. Mineral Survey No. 150,
BRAZILIAN LODE, U.S. Mineral Survey No. 13367A,
BRAZILIAN MDLLSITE, U.S. Mineral Survey No. 13367B,

CALIFORNIA LODE, U.S. Mineral Survey No. 20483,
CANADIAN LODE (UNDIVIDED 3/8), U.S. Mineral Survey No, 666,
CANDIA LODE, U.S. Mineral Survey No. 20483,
CARIBOU LODE, U.S. Mineral Survey No. 37,
CARRY LODE, U.S. Mineral Survey No. 660,

COLUMBIA LODE, U.S. Mineral Survey No. 167,
COMSTOCK LODE, U.S. Mineral Survey No. 52,
DEVELING LODE, U.S. Mineral Survey No. 13510,
DOUGLAS LODE, U.S. Mineral Survey No. 47,
EAGLE BIRD LODE, U.S. Mineral Survey No. 12790,

EAST IDAHO LODE (UNDIVIDED 50%), U.S. Mineral Survey No. 346,
EAST ST. LOUIS LODE, U.S. Mineral Survey No. 14592,
ENTERPRISE LODE (UNDIVIDED 50%), U.S. Mineral Survey No. 19828,
EUREKA LODE, U.S. Mineral Survey No. 13685,
EXTENSION LODE, U.S. Mineral Survey No. 92,

FANNIE LODE, U.S. Mineral Survey No. 659,
FEDERAL LODE, U.S. Mineral Survey No. 91,
GOLCONDA LODE, U.S. Mineral Survey No. 192,
GRAND ISLAND LODE, VS. Mineral Survey No. 61,
GRAND VIEW LODE, U.S. Mineral Survey No. 297,

GRANT COUNTY LODE, U.S. Mineral Survey No. 115,
HIDDEN TREASURE LODE, U.S. Mineral Survey No. 105,
ISABEL LODE (UNDIVIDED 10/12), U.S. Mineral Survey No. 170,
IXL LODE, U.S. Mineral Survey No. 85,

JAY LODE, U.S. Mineral Survey No, 169,
KALAMAZOO LODE, U.S. Mineral Survey No. 76,
KLONDIKE LODE, U.S. Mineral Survey No. 14592,
LAST CHANCE LODE, U.S. Mineral Survey No. 14246,
LITTLE EDDIE LODE, U.S. Mineral Survey No. 716,

LOST LODE, U.S. Mineral Survey No. 56,
MONADNOC LODE, U.S. Mineral Survey No. 274,
MONITOR LODE, U.S. Mineral Survey No. 227,
NATIONAL PLACER, U.S. Mineral Survey No. 17718,
NAUTILIS LODE, U.S. Mineral Survey No. 452,

NEW YORK LODE, U.S. Mineral Survey No. 344A,
NEW YORK MILLSITE, U.S. Mineral Survey No. 344B,
NO NAME LODE, US. Mineral Survey No. 77,
NON PAREIL, U.S. Mineral Survey No. 6853,
NORTH STAR LODE, U.S. Mineral Survey No. 5269,

NORTHPARK LODE, U.S. Mineral Survey No. 20483,
NORTHWESTERN LODE, U.S. Mineral Survey No, 429,

EXHIBIT A - LEGAL DESCRIPTION

ONTARIO LODE (SOUTHEASTERLY 500 FEET), U.S. Mineral Survey No. 55,
ONTARIO LODE (WEST 900 FEET), U.S. Mineral Survey No. 55,
OPHTR LODE, U.S. Mineral Survey No. 587,

PANDORA #1 LODE, U.S. Mineral Survey No. 20597,
PANDORA #4 LODE, U.S. Mineral Survey No. 20597,
POORMAN LODE, U.S. Mineral Survey No. 42,
PROMISE LODE, U.S. Mineral Survey No. 149,
SEVEN THIRTY LODE, U.S. Mineral Survey No. 71,

SHERMAN LODE, U.S. Mineral Survey No. 93,
SILVER DOLLAR LODE, U.S. Mineral Survey No. 654,
S OCORRO LODE, U.S. Mineral Survey No. 104,
SPENCER LODE, U.S. Mineral Survey No. 168,
STANDARD NO. 6 LODE, U.S. Mineral Survey No. 16705,

STANDARD NO. 8 LODE, U.S. Mineral Survey No. 16705,
STANDARD NO. 9 LODE, U.S. Mineral Survey No. 16705,
STATEN ISLAND LODE, U.S. Mineral Survey No. 124,
TOLEDO LODE, U.S. Mineral Survey No. 20483, County of Boulder, State of Colorado.

PARCELS:

7-49 LODE (UNDIVIDED 173), U.S. Mineral Survey No. 16199,
AIRSHAFT, U.S. Mineral Survey No. 116,
ALPINE LODE, U.S. Mineral Survey No. 14286,
AMANDA LODE, US. Mineral Survey No. 13172,
AMERICAN LODE, U.S. Mineral Survey No. 14286,

ANACONDA LODE (SUBSURFACE MINERALS), U.S. Mineral Survey No. 12934,
ANACONDA LODE (TJS. HENDRICKS* SURFACE), U.S. Mineral Survey No. 12934,
APEX LODE, U.S. Mineral Survey No. 14286,
ARIZONA LODE (WEST 900 FEET), U.S. Mineral Survey No. 54,
BOB TAIL LODE (SUBSURFACE MINERALS), U.S. Mineral Survey No. 13180,

BOB TAIL LODE, SURFACE - OWNED BY T.S. HENDRICKS), U.S. Mineral Survey No. 13180,
BROKEN BOW LODE, (SUBSURFACE), U.S. Mineral Survey No. 13146,
CENTRAL LODE, U.S. Mineral Survey No. 481,
CHIEF LODE, U.S. Mineral Survey No. 15637, CONGER LODE, U.S. Mineral Survey No. 94A,

CROSS LODE, U.S. Mineral Survey No. 518,
CROSS MILLSTTE, U.S. Mineral Survey No. 20681B,
CROSS NO. 2 LODE, U.S. Mineral Survey No. 20681 A,
CROWN POINT LODE, U.S. Mineral Survey No. 6823,
DEFIANCE LODE, UJS. Mineral Survey No. 5868,
EMILIE LODE (UNDIVIDED 1/3), U.S. Mineral Survey No. 16199,

GARFIELD LODE (UNDIVIDED 3/8), U.S. Mineral Survey No. 522,
GARFIELD LODE (UNDIVIDED 5/8), U.S. Mineral Survey No. 522,
GILPIN COUNTY LODE, (SMITH TRUST MINING LEASE, U.S. Mineral Survey No. 12933,
GOLD COIN, U.S. Mineral Survey No. 18514,

HOMESTEAD LODE (SMITH TRUST MINING LEASE), U.S. Mineral Survey No. 13471,
IDAHO LODE (39/143 INT.), U.S. Mineral Survey No. 96A,
IDAHO MILLSITE (221/858 INT.),US. Mineral Survey No. 96B,
IRON KING (SUBSURFACE ONLY), U.S. Mineral Survey No. 16776,
IRON KING NO. 2, (SUBSURFACE ONLY), U.S. Mineral Survey No. 16776,

IRON WONDER (SUBSURFACE ONLY), U.S. Mineral Survey No. 16776,
ISABEL LODE (UNDIVIDED 2/12), U.S. Mineral Survey No. 170,
JULIET LODE, U.S. Mineral Survey No. 13272,
LAFAYETTE LODE (SUBSURFACE MINERALS), U.S. Mineral Survey No. 12934,
LAFAYETTE LODE (SURFACE - THOMAS S. HENDRICKS), U.S. Mineral Survey No. 12934,

EXHIBIT A - LEGAL DESCRIPTION

LARAMIE COUNTY LODE (SMITH TRUST MINING LEASE), U.S. Mineral Survey No. 13471,
LARAMIE COUNTY NO. 2 LOBE, U.S. Mineral Survey No. 13471,
L.S. ROOT MILLSITE, U.S. Mineral Survey No, 117,
MAINE LODE, U.S. Mineral Survey No. 102,
MAMMOTH LODE, U.S, Mineral Survey No. 13272,
MONTICELLO LODE, U.S. Mineral Survey No. 15637,

NATION LODE, U.S. Mineral Survey No. 12985,
NATION NO. 2 LODE, U.S. Mineral Survey No. 15637,
NATION NO. 3 LODE, U.S. Mineral Survey No. 15637,
PAY ROCK LODE, U.S. Mineral Survey No. 8480,
PONDEROSA LODE, UJS. Mineral Survey No. 13172,

POTOSI LODE, U.S. Mineral Survey No. 48,
PROTECTION LODE, U.S. Mineral Survey No. 13272,
RARE METALS LODE, U.S. Mineral Survey No. 20681A,
RARE METALS MTLLSITE, US. Mineral Survey No, 20681B,
READY CASH LODE, U.S. Mineral Survey No. 6852,

RICO LODE, U.S. Mineral Survey No. 14286,
ROBERTS PLACER (SUBSURFACE ONLY), U.S. Mineral Survey No. 14284,
ROMEO LODE, U.S. Mineral Survey No. 13272,
SILVER BRICKLODE, U.S. Mineral Survey No. 159,
SILVER POINT LODE, U.S. Mineral Survey No. 39,

SMUGGLER LODE, U.S. Mineral Survey No. 13219,
SUNNY VIEW LODE, U.S. Mineral Survey No. 13471,
SYNDICATE LODE, U.S. Mineral Survey No. 15609,
TACOMA LODE, U.S. Mineral Survey No. 13272,

TEN FORTY LODE, U.S. Mineral Survey No. 287,
WINDY POINT LODE, U.S. Mineral Survey No. 16926,
WORCESTER LODE, U.S. Mineral Survey No. 14286,
County of Boulder, State of Colorado.